Exhibit 7.1

JOINT STATEMENT AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13D relating to the common shares of American Community Properties Trust to which this agreement is attached is filed on behalf of such person.

Dated:  July 17, 2007
INTERSTATE BUSINESS CORPORATION

/s/ James Michael Wilson                      ___________________
Name: James Michael Wilson
Title: President

WILSON SECURITIES CORPORATION

/s/ James Michael Wilson    _____________________________
Name: James Michael Wilson
Title: President

JAMES MICHAEL WILSON

                          /s/ James Michael Wilson
                              James Michael Wilson, Individually

                               WILSON FAMILY LIMITED PARTNERSHIP

/s/ James Michael Wilson _______________________________
Name: James Michael Wilson
Title: General Partner

JAMES J. WILSON

/s/ James J. Wilson  ____________________________________
James J. Wilson, Individually

BARBARA A. WILSON

/s/ Barbara A. Wilson   _________________________________
Barbara A. Wilson, Individually

KEVIN J. WILSON

/s/ Kevin J. Wilson_____________________________________
Kevin J. Wilson, Individually

ELIZABETH W. WEBER

/s/ Elizabeth W. Weber  ________________________________
Elizabeth W. Weber, Individually

THOMAS B. WILSON

/s/ Thomas B. Wilson  _________________________________
Thomas B. Wilson, Individually

MARY P. WILSON

/s/ Mary P. Wilson_____________________________________
                        Mary P. Wilson, Individually

BRIAN J. WILSON

/s/ Brian J. Wilson  ____________________________________
                        Brian J. Wilson, Individually